 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT (Address of Principal Executive Offices)		06095 (Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, SS&C Technologies Holdings, Inc. (“SS&C” or the “Company”) entered into a separation agreement and general release with Paul Igoe, Senior Vice President, General Counsel and Secretary of the Company (the “Separation Agreement”). The Separation Agreement provides that Mr. Igoe’s termination of employment will be effective as of July 31, 2018, and during the interim period, he will continue to receive his base salary and will continue to vest in his outstanding stock options and has agreed to release all claims against the Company that may relate to his employment. Mr. Igoe will also be entitled to receive a cash payment in the amount of $550,000 as severance and will be available to the Company as needed in a consulting capacity through the end of 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C Technologies Holdings, Inc.

By:	Patrick J. Pedonti
Name:	Patrick J. Pedonti
Title:	Senior Vice President and Chief Financial Officer

Date: March 15, 2018